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                                                                     EXHIBIT 2.2

                             AMENDMENT NUMBER 1 TO

                      MERGER AND STOCK PURCHASE AGREEMENT

                                     AMONG

                             SEQUOIA SYSTEMS, INC.,

                        SEQUOIA ACQUISITION CORPORATION,

                                   SPCO, INC.

                                      AND

                          KEYSTONE INTERNATIONAL, INC.

  AGREEMENT entered into as of the 7th day of February, 1995 by and among Sequoia Systems, Inc., a Delaware corporation (the "Buyer"), Sequoia Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer ("Transitory Subsidiary"), SPCO, Inc., a Delaware corporation (the "Company"), and Keystone International, Inc., a Texas corporation ("Keystone").

  WHEREAS, the parties hereto are parties to a Merger and Stock Purchase Agreement dated as of November 9, 1994 (as the same may be amended from time to time, the "Merger Agreement") (terms not otherwise defined herein shall be deemed to have the meaning ascribed to such term in the Merger Agreement); and

  WHEREAS, the parties now desire to amend the Merger Agreement as hereinafter set forth.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

  1. Section 4 of the Preliminary Statement is hereby eliminated in its entirety and replaced with the following:

    4. At and as of the date hereof, Patterson and Stewart each own 42.5 of the issued and outstanding shares of the common stock, $.01 par value per share (the "TME Common Stock"), of Texas Micro Electronics, Inc., a Delaware corporation ("TME") collectively representing 85% of the issued and outstanding capital stock of TME, and Keystone owns 15 of the issued and outstanding capital stock of shares of TME Stock (the "Keystone TME Shares"), representing 15% of the issued and outstanding capital stock of TME. TME has no class of capital stock issued or outstanding except for the TME Common Stock.

  2. Section 6(ii) of the Preliminary Statement is hereby deleted in its entirety and replaced with the following:

  (ii) TMI will own 85 shares of TME Common Stock, representing 85% of the issued and outstanding capital stock of TME;

  3. Section 6(iv) of the Preliminary Statement is hereby deleted in its entirety and replaced with the following:

  (iv) Keystone will own 15 shares of TME Common Stock, representing 15% of the issued and outstanding capital stock of TME.

  4. Section 6.2(1) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

    (1) Tax Opinion. The Company shall have received from Arthur Andersen LLP, the Company's independent auditors, an unqualified opinion to the effect that (i) the Merger and the exchange of shares A-77
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  contemplated hereby constitutes a tax-free reorganization under Section
  368(a) of the Code and (ii) the BriskHeat Spin-Off constitutes a tax-free transaction to the Company and the stockholders of the Company under
  Section 355 of the Code; and Coopers & Lybrand, L.L.P. shall have advised the Company in writing that it has determined that there is a reasonable basis to report the BriskHeat Spin-Off as a tax-free transaction.

  5. All other terms and conditions of the Merger Agreement are ratified, confirmed and approved.

  IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the date first above written.

                                          SEQUOIA SYSTEMS, INC.

                                                 /s/ Cornelius P. McMullan
                                          By: _________________________________

                                               President and Chief Executive
                                                          Officer
                                          Title: ______________________________

                                          SEQUOIA ACQUISITION CORPORATION.

                                                 /s/ Cornelius P. McMullan
                                          By: _________________________________

                                                         President
                                          Title: ______________________________

                                          SPCO, INC.

                                                  /s/ J. Michael Stewart
                                          By: _________________________________

                                                         President
                                          Title: ______________________________

                                          KEYSTONE INTERNATIONAL, INC.

                                                    /s/ Mark E. Baldwin
                                          By: _________________________________

                                                      Vice President
                                          Title: ______________________________


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